Exhibit 99.1
Stratos International Announces Third Quarter Results
Reports Q3 Revenues of $22.3 Million, a 16% Increase over Prior Year
CHICAGO, March 1 /PRNewswire-FirstCall/ — Stratos International, Inc. (Nasdaq: STLW), today announced financial results for its third quarter ended January 31, 2007.
Sales for the third quarter of fiscal 2007 were $22.1 million. Stratos also recorded license fees and royalty income of $0.2 million. Total revenues were $22.3 million in the third quarter of fiscal 2007, a 16% increase over total revenues of $19.2 million in the third quarter of fiscal 2006.
The net income attributable to common shareholders for the third quarter of fiscal 2007 was $1.5 million, or $0.10 per share on a diluted basis. By comparison, in the third quarter of fiscal 2006, Stratos reported a net loss attributable to common shareholders of $1.1 million or $0.08 per share on a diluted basis.
Andy Harris, President and CEO of Stratos, remarked, “we are pleased with our fiscal third quarter results. Our strategy of providing unique solutions and quick turnaround capabilities has resulted in a 320 basis-point increase in gross margin over the prior year. Our goal is to continue to unlock value in this company by improving operations and turning this company profitable in a sustainable manner. We generated $2.6 million of EBITDA this quarter, making this our eighth consecutive quarter of positive EBITDA.”
Year-to-Date Results
Sales for the nine months ended January 31, 2007 were $66.2 million. Stratos also recorded license fees and royalty income of $0.5 million. For comparison, sales for the nine months ended January 31, 2006 were $58.4 million, and license fees and royalties were $0.4 million.
The net income attributable to common shareholders for the nine months ended January 31, 2007 was $0.7 million, or $0.05 per share. By comparison, for the nine months ended January 31, 2006, Stratos reported a net loss attributable to common shareholders of $2.7 million or $0.19 per share.
Common shares outstanding as of January 31, 2007 were 14,494,647 shares. Cash and short-term investments at January 31, 2007 were $31.3 million compared to $30.7 million at April 30, 2006. Capital expenditures were $0.2 million in the third quarter of fiscal 2007, compared to $0.1 million in the third quarter of fiscal 2006.
Third quarter and year-to-date results are preliminary, as the company’s auditors have not completed their quarterly review process.
Webcast of Investor Call Available Today at 4:00PM Central Time
Chief Executive Officer, Andy Harris, and Chief Financial Officer, Barry Hollingsworth will discuss Stratos’ earnings and operations. Investors and other interested parties may listen to the live web cast by visiting the investor relations section of the Stratos International website at www.stratosinternational.com. An audio replay of the call will be accessible to the public two hours after the call’s completion by calling (888) 203-1112 or (719) 457-0820 and then following the prompts to enter conference ID 9280104. The replay will be available for two days following the call.
A web cast replay will also be available on Stratos’ website.
ABOUT STRATOS INTERNATIONAL
Stratos International, Inc. is a leading designer, developer and manufacturer of RF and microwave, as well as optical subsystems, components and interconnect products used in telecom, enterprise, military and video markets.
Stratos has a rich history of optical and mechanical packaging expertise and has been a pioneer in developing several optical devices using innovative form-factors for telecom, datacom and harsh environment applications. This expertise, coupled with several strategic acquisitions, has allowed Stratos to amass a broad range of products and build a strong IP portfolio of more than 150 US patents issued and pending. Stratos currently serves more than 1,300 active customers, primarily in the telecom/datacom, military/aerospace and video markets.
Safe Harbor Statement

This press release contains predictions and other forward-looking statements. All forward-looking statements in this press release are based on information available to Stratos as of the date hereof, and we assume no obligation to update any such forward-looking statements. Forward-looking statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested. These factors include rapid technological change in the optical communications industry; fluctuations in operating results; Stratos’ dependence on a few large customers; and competition. Other risk factors that may affect the Company’s performance are listed in Stratos’ annual report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission.
For additional information, contact Barry Hollingsworth, Vice President & Chief Financial Officer at (708) 457-2379, or email at bhollingsworth@stratosintl.com. Website: www.stratosinternational.com.
STRATOS INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts and shares outstanding)

	Three Months Ended		Nine Months Ended
	January 31		January 31
	2007	2006	2007	2006
Revenues:
Net sales	22,101	$18,993	66,202	$58,422
License fees and royalties	167	201	494	410
Total revenues	22,268	19,194	66,696	58,832

Cost of revenues	13,553	12,304	42,660	37,020
Gross profit	8,715	6,890	24,036	21,812

Operating expenses
Research and development	1,939	2,299	6,060	6,142
Sales and marketing	2,621	2,389	7,859	7,471
General and administrative	3,741	3,921	11,378	11,787
Restructuring and other charges		359		842
Litigation settlements, net		(700)		(700)
Total operating expenses	8,301	8,268	25,297	25,542

Income (loss) from operations	414	(1,378)	(1,261)	(3,730)

Interest income, net	713	340	1,437	887
Other income	405	16	867	397

Income (loss) before income taxes	1,532	(1,022)	1,043	(2,446)

Income tax provision	(17)	41	(17)	32

Net income (loss)	1,515	(981)	1,026	(2,414)

Preferred Stock Dividends	(17)	(88)	(329)	(263)

Net income (loss) attributable to Common shareholders (Basic and Diluted)	1,498	(1,069)	697	(2,677)

Net income\loss per share attributable to common shareholders
(Basic)	$0.11	($0.08)	$0.05	($0.19)
(Diluted)	$0.10	($0.08)	$0.05	($0.19)

Weighted average number of Common Shares outstanding:
Basic	13,750,904	13,875,654	13,653,864	13,900,956

Weighted average number of Common Shares outstanding:
Diluted	14,672,975	13,875,654	14,579,675	13,900,956

STRATOS INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except per share amounts and shares outstanding)

	January 31	April 30
	2007	2006
Assets
Current assets
Cash and cash equivalents	$13,111	$11,742
Short term investments	18,150	19,000
Accounts receivable — net	14,147	13,606
Inventories	18,993	15,482
Prepaid expenses and other current assets	706	2,427
Total current assets	65,107	62,257

Property plant and equipment, net	12,960	16,437
Intangible assets, net of amortization	10,854	11,832
Goodwill and other long lived assets	5,664	5,664
Assets held for sale	2,600	2,864
Other assets	100	100
Total assets	$97,285	$99,154

Liabilities and shareholders’ equity:
Current liabilities
Accounts payable	$4,543	$4,724
Accrued expenses	5,783	6,028
Income taxes payable	186	216
Total current liabilities	10,512	10,968

Redeemable Preferred Stock	982	1,979
Total liabilities	11,494	12,947

Shareholders’ equity
Preferred stock, $0.01 par value: Authorized 1,000,000 shares, issued and outstanding 9,820 and 19,790 shares of Series B redeemable preferred stock at January 31, 2007 and April 30, 2006, respectively	—	—
Common stock, $0.01 par value: Authorized 20,000,000 shares, 15,077,455 shares issued and 14,494,647 shares outstanding at January 31, 2007; 14,942,164 shares issued and 14,640,643 shares outstanding at April 30, 2006.	151	149
Cost of shares in treasury	(3,723)	(1,871)
Additional paid in capital	319,437	322,607
Unearned Compensation	—	(4,400)
Accumulated other comprehensive income	(502)	(9)
Accumulated deficit	(229,572)	(230,269)
Total shareholders’ equity	85,791	86,207

Total liabilities and shareholders’ equity	$97,285	$99,154